Exhibit 10.9

FIRST MODIFICATION TO
BUSINESS LOAN AGREEMENT AND
MASTER REVOLVING NOTE
AND WAIVER

This First Modification to Business Loan Agreement and Master Revolving Note and Waiver (this “Modification”) is entered into by ELLIE MAE, INC., a California corporation (“Borrower”) and COMERICA BANK, a Texas banking association, successor by merger to Comerica Bank, a Michigan banking corporation (“Bank”), whose Western Market Headquarters is located at 333 West Santa Clara Street, San Jose, California, as of May 15, 2008.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

WHEREAS, Bank and Borrower have previously entered into that certain Amended and Restated Business Loan Agreement, dated as of June 20, 2006. The Amended and Restated Business Loan Agreement, as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement”; and

WHEREAS, Bank and Borrower have previously entered into that certain Master Revolving Note, Variable Rate-Maturity Date- Optional Advances dated June 20, 2006. The Master Revolving Note, Variable Rate-Maturity Date- Optional Advances, as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Note.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.     Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.     Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 5 hereof, the Agreement is hereby modified as set forth below.

(a)    Section 1.(c) of the Agreement hereby is deleted in its entirety and replaced with the following:

“(c)      [Intentionally omitted.]”

(b)    The Borrower’s address set forth on the signature page of the agreement hereby is deleted and replaced in its entirety with the following:

  “4155 Hopyard Road

  Suite 200

  Pleasanton, CA 94588

  Attn: Ed Luce

  Fax number: (925) 227-2080

(c)    Section 2.(b) of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants), hereby is deleted in its entirety and replaced with the following:

“(b)      [Intentionally omitted];”

(d)    Section 2.(d) of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants), hereby is deleted in its entirety and replaced with the following:

“(d)      Minimum Net income of at least One Dollar ($-1-), measured annually as of the end of each fiscal year; and”

(e)    Schedule P-1 referred to in the definition of “Permitted Indebtedness” set forth in Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants) hereby is deleted in its entirety and replaced with Amended and Restated Schedule P-1, attached hereto and incorporated herein by this reference.

(f)     Schedule P-2 referred to in the definition of “Permitted Liens” set forth in Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants) hereby is deleted in its entirety and replaced with Amended and Restated Schedule P-2, attached hereto and incorporated herein by this reference.

3.      Modification to the Note. Subject to the satisfaction of the conditions precedent as set forth in Section 5 hereof, the Note is hereby modified as set forth below.

(a)     Each reference to the maturity date of the Note hereby is deleted and replaced with June 30, 2009, mutatis, mutandis.

4.      Events of Default and Waiver.

(a)     Borrower has requested that Bank waive certain Events of Default which have occurred as a result of that certain violation of Section 2. of Addendum A to Business Loan Agreement occurring as a result of Borrower’s pre-tax net income of Three Hundred Sixty Eight Thousand Dollars ($368,000) for the fiscal year ending December 31, 2007 as reported in Borrower’s company prepared financial statements delivered to Bank in accordance with the Agreement, which failed to meet the required minimum pre-tax Net Income of One Million Dollars ($1,000,000) (the “Non-Compliant Item”).

(b)     Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, Bank hereby agrees to waive the Non- Compliant Item for the above period.

(c)     This waiver is limited to the Non- Compliant Item set forth above with respect to the period set forth above only. Nothing contained herein shall operate as a consent to or a waiver, amendment, or forbearance in respect of any other Non- Compliant Item or any other or further matter (including any Event of Default) or any other right, power, or remedy of Bank under the Agreement or any other document, instrument or agreement entered into in connection therewith.

5.      Legal Effect.

(a)     Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

(b)     Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c)     The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification, any other documents which Bank may require to carry out the terms hereof.

(i)    This Modification executed by the Borrower and any other documents which Bank may require to carry out the terms; and

(ii)    A non-refundable loan documentation fee in the amount of $750.

6.      Miscellaneous Provisions.

(a)     This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

(b)     This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

BORROWER:		BANK:

ELLIE MAE, INC.,		COMERICA BANK
a California corporation

By:	/s/ EDGAR LUCE	By:	/s/ Peter Wentworth
Name:	EDGAR LUCE	Name:	Peter Wentworth
Title:	CFO	Title:	Assistant Vice President — Western Market

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